STATEMENT OF REGISTERED INVESTMENT COMPANIES
PURSUANT TO RULE 17g-1 UNDER THE 1940 ACT






	Pursuant to Rule 17g-1 under the Investment Company Act of 1940, the undersigned registered investment management company hereby states, on behalf of each of the funds in the Aquila Group of Fundssm, as follows:

	The premium for the 10 million dollar insured bond covering The Aquila Group of Fundssm has been paid through the period ending June 30, 2009.

Dated this 18th day of July, 2008.





                                  Total  Assets



							Fund Level		Min. Bond
Fund							06/30/08		Required


Aquila Rocky Mountain Equity Fund		$19,078,846		$225,000

Aquila Three Peaks High Income Fund		40,201,384		 350,000

Capital Cash Management Trust			1,001			  50,000

Churchill Cash Reserves Trust			1,001			  50,000

Churchill Tax-Free Fund of Kentucky 	243,053,237		 600,000

Hawaiian Tax-Free Trust				695,761,158		 900,000

Narragansett Insured Tax-Free
   Income Fund					165,238,801		 600,000

Pacific Capital Cash Assets Trust		493,511,821		 750,000

Pacific Capital Tax-Free
   Cash Assets Trust				284,954,256		 750,000

Pacific Capital U.S. Government
   Securities Cash Assets Trust		1,806,772,866    1,500,000

Tax-Free Fund For Utah 				239,208,000		 600,000

Tax-Free Trust of Colorado			203,143,907		 600,000

Tax-Free Trust of Arizona			321,844,477		 750,000

Tax-Free Trust of Oregon			424,238,327		 750,000
                                         ------------     ----------

						   $ 4,937,009,081   $ 8,500,000




					The Aquila Group of Fundssm


					/s/  Robert W. Anderson
					___________________________
       				Robert W. Anderson
   					Chief Compliance Officer









						TOTAL ASSETS


								Fund Level		  Bond
Fund								   6/30/07		Amount

Tax-Free Trust of Arizona				335,310,911		750,000

Tax-Free Trust of Oregon				417,597,203		750,000

Hawaiian Tax-Free Trust					711,784,716		900,000

Tax-Free Fund of Colorado				206,452,926		600,000

Churchill Tax-Free Fund of Kentucky			259,424,853		750,000

Tax-Free Fund For Utah					229,108,825		600,000

Narragansett Insured Tax-Free Income Fund		148,927,636		525,000

Aquila Rocky Mountain Equity Fund			29,500,995		300,000

Cash Assets Trust						450,596,590		750,000

Tax-Free Cash Assets Trust				239,495,956		600,000

U.S. Treasuries Cash Assets Trust			1,965,727,843	1,500,000

Aquila Three Peaks High Income Fund			22,568,072		250,000

Churchill Cash Reserves Trust				1,001			50,000

Capital Cash Management Trust				1,001			50,000

Capital Cash US Govt. Securities Trust	         0		            0
                                                _____________     ___________

TOTAL ASSETS ALL FUNDS:					$5,016,498,527	$8,375,000